EXHIBIT 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBestSM Announces Space-Based Pricing for Less-than-truckload Shipments

•                 Cubic minimum charge introduced

FORT SMITH, Arkansas, June 30, 2017 — ArcBestSM (Nasdaq: ARCB) today announced that effective August 1, 2017, it will apply space-based minimum charges for less-than-truckload (LTL) shipments to better reflect freight shipping trends that have evolved over the last several years.

These trends include the overall growth and ongoing profile shift of bulkier shipments across the entire supply chain. In addition, many shipping and logistics solutions now include unique requirements.

“The logistics industry continues to change rapidly,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “We believe this initiative is the natural step for us to take now to ensure that the value we provide is appropriately reflected in the compensation we receive for our shipping and logistics services. We view this as a logical complement to the current weight-based pricing common in the LTL industry.”

A simplified process will take effect in which customers provide freight dimensions (length, width and height) or ArcBest will calculate those for them, as it has for many years, to determine applicable cubic minimum charges (CMC) that will supplement weight-based metrics when appropriate.

ArcBest has dimensional data on more than 90 percent of the freight shipped in its asset-based network. To assist in comprehensively capturing shipment dimensions and to help validate the shipment dimensions provided by our customers, the company will install static dimensioners at the majority of its distribution centers, expected to be in place by the time the CMC is effective on August 1.

ArcBest has resources available to assist customers through this transition, including Weighing & Research experts and packaging engineers who can help improve product packaging for greater transport efficiency and security.

For more information, visit arcb.com/spacebasedpricing.

About ArcBest

ArcBestSM (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We’ll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information about LTL or other logistic solutions, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.

These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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